Exhibit 10.8

DATED 17 December 2014

(1) HUTCHISON MEDIPHARMA HOLDINGS LIMITED

- and -

(2) HUTCHISON CHINA MEDITECH LIMITED

SECOND AMENDMENT TO

THE SHARES PROVISION

AGREEMENT

THIS SECOND AMENDMENT (“this Amendment”) is made on 17 December 2014

BETWEEN

(1)                                 Hutchison MediPharma Holdings Limited (registered under company number 203391), of P. O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“Company”); and

(2)                                 Hutchison China MediTech Limited of P. O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“HCML”).

WHEREAS:

(1)                                 On 6 August 2008, HCML adopted the Company share option scheme (“2008 Scheme”). Pursuant to the provisions of the 2008 Scheme, Transfer Options may be granted by the Company to acquire Shares which can only be satisfied by a transfer of existing Shares and not by an issue of new Shares.

(2)                                 HCML and the Company entered into an agreement on 6 August 2008 as amended by the first amendment between them (“First Amendment”) dated 15 April 2011 (“Shares Provision Agreement”) whereby HCML agreed to transfer up to 7,478,006 Shares on the exercise of the Specified Transfer Options pursuant to the Rules subject to receipt of the Exercise Price in each case and terms and conditions of the Shares Provision Agreement.

(3)                                 On 6 August 2014, the 2008 Scheme expired and currently the Company has in issue a total of 37,640,668 Shares and 5,247,493 Preference Shares and that number of Specified Transfer Options which remain outstanding under the 2008 Scheme is 24,708.

(4)                                 Following expiry of the 2008 Scheme, a new share option scheme of the Company of even date with this Amendment has been adopted (“2014 Scheme”) pursuant to which further options may be granted by the Company to acquire Shares under the 2014 Scheme which can only be satisfied by a transfer of existing Shares and not by an issue of new Shares.

(5)                                 In order to facilitate the 2014 Scheme, HCML has further agreed to amend the Shares Provision Agreement to enable the transfer of up to 2,144,408 Shares (being approximately 5% of 42,888,161, the aggregate number of issued Shares and Preference Shares in the share capital of the Company as at the date of this Amendment) on the exercise of the options granted pursuant to the rules of the 2014 Scheme.

NOW, THEREFORE, by mutual request of the parties hereto and for good consideration (receipt of which is hereby acknowledged), the Shares Provision Agreement shall be amended as follows, effective as of the date of execution of this Amendment.

1.                                      Unless otherwise defined herein, the meanings of all terms with initial capitalisation used in this Amendment (including recitals) shall be as defined in the Shares Provision Agreement.

2.                                      The definition of “Scheme” in the first sentence of Recital (1) to the Shares Provision Agreement shall be amended to read as follows to also include the 2014 Scheme:

“The sole shareholder of the Company adopted on 6 August 2008 the Hutchison MediPharma Holdings Limited share option scheme as amended (“2008 Scheme”) and, following the expiry of the 2008 Scheme, the shareholders of the Company adopted on 17 December 2014 a new Hutchison MediPharma Holdings Limited share option scheme (“2014 Scheme”) (the 2008 Scheme and the 2014 Scheme are collectively known as the “Scheme”).”

3.                                      Clause 3 “LIMIT OF OBLIGATIONS” of the Shares Provision Agreement shall be amended to read as follows:

“Subject to clause 6, the maximum number of Shares which HCML shall be obliged to transfer or procure to transfer pursuant to this Agreement shall be 2,169,116 Shares and HCML may from time to time by notice in writing to the Company increase such maximum number.”

4.                                      This Amendment shall be governed by and construed in accordance with the laws of England and Wales and the courts of England shall have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Amendment and accordingly any proceedings, suit or action arising out of this Amendment shall be brought in such courts.

5.                                      The Shares Provision Agreement as modified by this Amendment constitutes the entire understanding and agreement of the parties as to the subject matter thereof.

6.                                      This Amendment may be executed in counterparts or facsimile versions, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

Signed by	)	Signature
for and on behalf of Hutchison China	)
MediTech Limited	)
	)	Name
Director

Signed by	)	Signature
for and on behalf of Hutchison MediPharma	)
Holdings Limited	)	Name
Director